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                                                                   EXHIBIT 10.10

                               TERM LOAN AGREEMENT

      THIS AGREEMENT is made as of the 28 day of August, 2002, by and between NATIONAL INTERSTATE CORPORATION, an Ohio corporation with its principal office located at 3250 Interstate Drive, Richfield, Ohio 44286 (herein called "Company"), and KEYBANK NATIONAL ASSOCIATION, 127 Public Square, Cleveland, Ohio 44114 (herein called "Bank").

                           Article 1. Credit Facility

      Section 1.1. Amount of Term Loan. The Bank hereby agrees, subject to the terms and conditions of this Agreement, to extend a term loan to the Company.

      (a) The Loan shall be in the principal amount of no more than $5,000,000.00. "Loan" is defined as the credit to the Company extended by the Bank in accordance with this Section 1.1.

      (b) A properly executed note in the form of Exhibit "A" attached hereto (herein called "Note"), with all blanks appropriately filled in and dated the date hereof shall evidence the Loan pursuant to this Section 1.1.

      (c) The Company shall repay the principal amount of the Loan in forty seven (47) consecutive and equal monthly installments of $104,167.00 each, starting on October 1, 2002, and continuing on the first day of each month thereafter until August 1, 2006, and one (1) final installment due on September 1, 2006, or the earlier acceleration of the maturity of the Note in accordance with Article 6 hereof, when any remaining principal balance shall be due and payable.

      Section 1.2. Interest Rate.

      (a) Defined Terms. As used in this Section 1.2:

      "Business Day" means a day of the year on which banks are not required or authorized to close in Cleveland, Ohio and, if the applicable Business Day relates to any Libor Rate Loan, on which dealings are carried on in the London interbank Eurodollar market.

      "Interest Period" means, with respect to any Libor Rate Loan, the period commencing on the date such Loan is made, continued, or converted and ending on the last day of such period and thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period. The duration of each Interest Period for any Libor Rate Loan shall be one month, provided that:

      (i) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall occur on the next succeeding Business Day; provided that if such extension of time would cause the last day of such Interest Period for a Libor Rate Loan to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

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      (ii)  the Company may not select any Interest Period that both begins before and ends after any principal installment payment date set forth in Section 1.1(c) above.

      "Libor Rate" means, for any Interest Period for any Libor Rate Loan, an interest rate per annum equal at all times during such Interest Period to the quotient of (a) the rate per annum at which deposits in United States dollars are offered at 11:00 a.m. (London, England time) (or as soon thereafter as is reasonably practicable) by prime banks in the London interbank eurodollar market two Business Days prior to the first day of such Interest Period in an amount and maturity of such Libor Rate Loan, divided by (b) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the Libor Reserve Requirements current on the date two Business Days prior to the first day of such Interest Period.

      "Libor Rate Loan" means any Loan that bears interest with reference to the Libor Rate.

      "Libor Reserve Requirements" means, for any Interest Period for any Libor Rate Loan, the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) having a term equal to such Interest Period.

      "Prime Rate Loan" means any Loan that bears interest with reference to the Prime Rate.

      "Prime Rate" of Bank is defined as that rate established from time to time by the Bank as the Bank's Prime Rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest rate charged by Bank for commercial or other extensions of credit. In the event of any change in the Prime Rate, the rate of interest upon such Loan shall be adjusted to immediately correspond with such change, except such interest rate shall not exceed the highest rate permitted by law.

      (b) Interest Rate. The Loan shall bear interest prior to maturity at a rate per annum, selected by the Company pursuant to Section 1.2 (d) below, equal to (i) the Prime Rate minus .50% or (ii) the Libor Rate plus 2.50%.

      (c) Late Payments. Whenever the unpaid principal amount of the Loan(s), and accrued interest thereon, or any fees or any other sum payable hereunder, shall become due and payable and remain unpaid (whether by acceleration or otherwise), the amount thereof shall thereafter until paid in full bear interest at a rate per annum equal to three percent (3%) in excess of the Prime Rate of the Bank in effect from time to time, which rate shall change immediately and correspondingly with each change in the Prime Rate. In addition, prior to maturity, for each payment of principal or interest not paid when due the Company shall also pay a late fee equal to $500.00.

      (d) Loan Conversions. The outstanding principal amount of the Loan may be made or converted into a Prime Rate Loan on such Business Day and in such amount as the Company shall request by written notice given to the Bank no later than 11:00 a.m. (Cleveland, Ohio time) on the date of disbursement of or conversion into the requested Prime Rate Loan. Provided that no Event of Default of any potential default as defined in Section 4.7 below, has occurred and is continuing, the outstanding principal amount of the Loan may be made or continued as or

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converted into a Libor Rate Loan on such Business Day, in such amount (equal to
$100,000.00 or an integral multiple thereof), and with such an Interest Period as the Company shall request by written notice given to the Bank no later than 11:00 a.m. (Cleveland, Ohio time) on the second Business Day prior to the date of disbursement or continuation of or conversion into the requested Libor Rate Loan. Each written notice of any Libor Rate Loan shall be irrevocable and binding on the Company and Company shall indemnify the Bank against any loss or expense incurred by the Bank as a result of any failure by the Company to consummate such transaction, including, without limitation, any loss (including loss of anticipated profits) or expense incurred by reason of liquidation or reemployment of deposits or other funds acquired by the Bank to fund the Loan. A certificate as to the amount of such loss or expense submitted by the Bank to the Company shall be conclusive and binding for all purposes, absent manifest error. The Company may not elect the Libor Rate if U.S. dollar deposits are not available to the Bank in the London Eurodollar Interbank Market for the period and in the amount requested by the Company. In the event that the Company fails to provide the Bank with the required written notice for Libor Rate Loans, the Company shall be deemed to have given a written notice that such Loan shall be continued as a Libor Rate Loan on the last day of the applicable Interest Period for an additional 1 month Interest Period.

      (e) Additional Costs.

            (i) If, due to either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be an increase in the cost to the Bank of making, funding or maintaining Loans, then the Company shall from time to time, upon demand by the Bank pay to the Bank additional amounts sufficient to reimburse the Bank for any such additional costs. A certificate of the Bank submitted to the Company as to the amount of such additional costs, shall be conclusive and binding for all purposes, absent manifest error. Upon notice from the Company to the Bank within five (5) Business Days after the Bank notifies the Company of any such additional costs pursuant to this Section 2.8(b), the Company may either (A) prepay in full all Loans of any types so affected then outstanding, together with interest accrued thereon to the date of such prepayment, or (B) convert all Loans of any types so affected then outstanding into Loans of any other type not so affected upon not less than four (4) Business Days' notice to the Bank. If any such prepayment or conversion of any Libor Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Company also shall pay to the Bank such additional amounts sufficient to indemnify the Bank against any loss, cost, or expense incurred by the Bank as a result of such prepayment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund any such Loan, and a certificate as to the amount of any such loss, cost, or expense submitted by the Bank to the Company shall be conclusive and binding for all purposes, absent manifest error.

            (ii) If either (i) the introduction of, or any change in, or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request from

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            any central bank or other governmental authority (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and the Bank determines that the amount of such capital is increased by or based upon the existence of the Loans (or commitment to make the Loans) and other extensions of credit (or commitments to extend credit) of similar type, then, upon demand by the Bank, the Company shall pay to the Bank from time to time as specified by the Bank additional amounts sufficient to compensate the Bank in the light of such circumstances, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of the Bank's Loans (or commitment to make the Loans). A certificate of the Bank submitted to the Company as to such amounts shall be conclusive and binding for all purposes, absent manifest error. Upon notice from the Company to the Bank within five (5) Business Days after the Bank notifies the Company of any such additional costs pursuant to this Section 2.8(b), the Company may either (A) prepay in full all Loans of any types so affected then outstanding, together with interest accrued thereon to the date of such prepayment, or (B) convert all Loans of any types so affected then outstanding into Loans of any other type not so affected upon not less than four (4) Business Days' notice to the Bank. If any such prepayment or conversion of any Libor Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Company also shall pay to the Bank such additional amounts sufficient to indemnify the Bank against any loss, cost, or expense incurred by the Bank as a result of such prepayment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund any such Loan, and a certificate as to the amount of any such loss, cost, or expense submitted by the Bank to the Company shall be conclusive and binding for all purposes, absent manifest error.

      (f) Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for the Bank to perform its obligations hereunder to make, continue, or convert Libor Rate Loans hereunder, then, (a) on notice thereof by the Bank to the Company, the obligation of the Bank to make or continue a Loan of a type so affected or to convert any type of Loan into a Loan of a type so affected shall terminate and the Bank shall thereafter be obligated to make Prime Rate Loans whenever any written notice requests any type of Loans so affected and (b) upon demand therefor by the Bank to the Company, the Company shall either (i) forthwith prepay in full all Loans of the type so affected then outstanding, together with interest accrued thereon or (ii) request that the Bank, upon four (4) Business Days' notice, convert all Loans of the type so affected then outstanding into Loans of a type not so affected. If any such prepayment or conversion of any Libor Rate Loan occurs on any day other than the last day of the applicable Interest Period for such Loan, the Company also shall pay to the Bank such additional amounts sufficient to indemnify the Bank against any loss, cost, or expense incurred by the Bank as a result of such prepayment or conversion, including, without limitation, any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund any such Loan, and a certificate as to the

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amount of any such loss, cost, or expense submitted by the Bank to the Company shall be conclusive and binding for all purposes, absent manifest error.

      Section 1.3. Interest Period. The Company shall pay to the Bank interest on the unpaid principal balance of each Prime Rate Loan on each date an installment of principal becomes due and payable in accordance with Section 1.1(c) hereof. The Company shall pay to the Bank interest on the unpaid principal balance of each Libor Rate loan on (i) the date such Loan is converted to a Prime Rate Loan, or (ii) the last day of the applicable Interest Period of such Loan, whichever is earlier.

      Section 1.4. Prepayment. The Company may prepay any Prime Rate Loans in whole, or in part, in the principal amount of $100,000.00 or any integral multiple thereof, at any time or times upon not less than one (1) Business Days' prior notice made by telephone to the Bank. The Company may prepay any Libor Rate Loan, in whole or in part, in the principal amount of $100,000.00 for a Libor Rate Loan, or any integral multiple thereof only on the last day of the Interest Period applicable to such Loan upon not less than three (3) Business Days' prior written notice given to the Bank. Each principal prepayment (including any derived from security) shall be applied to the principal installments of the Note in the inverse order of their respective maturities.

      Section 1.5. Use of Proceeds. The Loan shall be used solely to finance repayment of existing amounts due from the Company to a subsidiary of the Company.

      Section 1.6. Fees. The Company shall pay to the Bank a facility fee equal to $3,500.00 and the Bank's counsel fees in connection with this Agreement on the date of execution of this Agreement.

      Section 1.7. Computation of Interest and Fees. Interest on each Loan shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed. Interest on unpaid fees and the Prepayment Premium, if any, hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

                        Article 2. Conditions of Lending

      Section 2.1. Special Conditions. The obligation of the Bank to make the Loan hereunder shall be subject to the conditions precedent that at the date of making such Loan, and after giving effect thereto: (a) no Event of Default shall have occurred nor shall any event have occurred or failed to occur which, with the passage of time or service of notice, or both, would constitute an Event of Default, (b) each representation and warranty set forth in Article 3 below shall be true and correct as of such date, as if then made, (c) such additional supporting certificates, opinions, and data as the Bank may reasonably request have been supplied to the Bank, and (d) the Company shall have paid to the Bank the fees then due and payable in accordance with Section 1.6 of this Agreement.

                              Article 3. Warranties

      Company represents and warrants to Bank (which representations will survive the delivery of the Note and the making of the Loan) that:

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      Section 3.1. Authorization. (a) Company is a duly-organized and existing corporation organized under the laws of the State of Ohio; (b) the execution of the Loan Documents have been duly authorized by appropriate corporate action;
(c) there is no prohibition, either in law, in its articles of incorporation, regulations, or in any agreement to which it is a party, which in any way restricts or prevents the execution of the Loan Documents and completion of the obligations herein in any respect; (d) this Agreement and the Note have been duly executed and are valid and binding obligations of Company; and (e) the Company has no subsidiaries other than those listed on attached Exhibit "B".

      Section 3.2. Financial Condition. Company has furnished to Bank a true and correct financial statements as of December 31, 2001, which present fairly Company's financial condition at such date, and that there has been no material adverse change in such financial condition since that date.

      Section 3.3. Liabilities, Liens. The Company's assets and property are not subject to any claims, liabilities, liens, or encumbrances except as disclosed in the financial statements provided under Section 3.2 hereof, or as may be permitted by Section 5.1 hereto, and there is neither threatened nor pending any material litigation against Company.

      Section 3.4. Environmental Matters. As of the date of this Agreement, the Company is and in the opinion of management will continue to be in compliance with all requirements of applicable federal, state, and local environmental, health, and safety laws, regulations, ordinances, or rules, except that any non-compliance that, in the aggregate, will not have a materially adverse effect on the Company or the ability of Company to fulfill its obligations in accordance with this Agreement and the Note.

      Section 3.5. Solvency. Company has received consideration that is the reasonable equivalent value of the obligations and liabilities that Company has incurred to Bank. Company is not insolvent as defined in any applicable state or federal statute, nor will Company be rendered insolvent by the execution and delivery of this Agreement or the Note to Bank. Company is not engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to Bank incurred hereunder. Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

                        Article 4. Affirmative Covenants

      As long as credit is available hereunder or until all principal of and interest on the Note have been paid in full:

      Section 4.1. Financial Statements. (a) Company shall furnish to Bank within forty five (45) days after the close of each fiscal quarter, except the last in each fiscal year, a consolidated statement of condition as of the close of such period, and consolidated statements of cash flows, capital accounts, and cash flow for such period, prepared by the Company in accordance with generally accepted accounting principles and attested to by an authorized officer of Company, and (b) Company shall furnish to Bank within one hundred fifty (150) days after the close of each fiscal year complete annual and financial statements, including a consolidated statement of condition as of the close of such fiscal year, and consolidated statements of income,

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capital accounts, and cash flow for such period, which statements shall be accompanied by an unqualified opinion of a certified public accountant selected by the Company and satisfactory to Bank.

      Section 4.2. Insurance. Company shall (a) maintain insurance upon its property and such other insurance of such character and amounts as are usually maintained by companies engaged in like business, (b) furnish to Bank, upon request, a statement of the insurance coverage, and (c) obtain other or additional insurance promptly, upon the reasonable request of Bank, to the extent that such insurance may be available.

      Section 4.3. Inspection. Company shall make available for inspection to duly authorized representatives of Bank any of its books, records, and properties when requested so to do, and shall furnish Bank any information regarding its business affairs and financial condition within a reasonable time after written request therefore.

      Section 4.4. Taxes and Other Obligations. Company shall pay or cause to be paid all taxes, assessments, and other governmental charges of any kind levied upon any of its properties or assets, or in respect of its business, income, or profits before the same become delinquent, except that no such charges need be paid if they are being contested in good faith by appropriate proceedings. Company shall also pay all other legal obligations as they become due or within any contractual grace period, except to the extent that any of them are being contested in good faith by appropriate proceedings.

      Section 4.5. Existence; Business. Company will cause to be done all things necessary to preserve and keep in full force and effect its existence and rights, to conduct its business in a prudent manner, to maintain in full force and effect, and renew from time to time, its franchises, permits, licenses, patents, and trademarks that are necessary to operate its business. Company will comply in all material respects with all valid laws and regulations now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction; provided, however, Company shall not be required to comply with any law or regulation which it is contesting in good faith by appropriate proceedings as long as either the effect of such law or regulation is stayed pending the resolution of such proceedings or the effect of not complying with such law or regulation is not to jeopardize any franchise, license, permit patent, or trademark necessary to conduct Company's business.

      Section 4.6. Litigation; Adverse Changes. Company will promptly notify the Bank in writing of (a) any future event which, if it had existed on the date of this Agreement, would have required qualification of the representations and warranties set forth in Article 3 hereof and (b) any material adverse change in the condition, business, or prospects, financial or otherwise, of the Company.

      Section 4.7. Notice of Default. Company will promptly notify the Bank of any Event of Default or potential default hereunder and any demands made upon Company by any person for the acceleration and immediate payment of any indebtedness owed by Company to such person. As used herein, "potential default" means any condition, action, or failure to act that, with the passage of time, service of notice, or both, would constitute an Event of Default under this Agreement.

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      Section 4.8. Environmental Matters. Company:

      (a) Shall comply with all environmental laws.

      (b) Shall deliver promptly to Bank (i) copies of any documents received from the United States Environmental Protection Agency or any state, county or municipal environmental or health agency which claim violation of any environmental laws, and (ii) copies of any documents submitted by Company or any of its Subsidiaries to the United States Environmental Protection Agency or any state, county or municipal environmental or health agency concerning its operations which are in response to claims of any violation of environmental laws.

As used herein, "environmental laws" shall mean all federal, state, or local statutes, laws, ordinances, codes, rules, regulations, orders or decrees regulating, relating to or imposing liability upon Company in connection with the use, release or disposal of any hazardous toxic or dangerous substance, waste or material.

      Section 4.9. Financial covenants. The Company shall comply with the financial covenants set forth on Exhibit "C".

                          Article 5. Negative Covenants

      Except with the prior written consent of the Bank:

      Section 5.1. Liens. Company shall not, nor shall it permit any subsidiary of the Company to, create or permit the creation or continuance of any lien upon any of its property (including any stock in their subsidiaries), including but not limited to mortgages, judgments, security interests, pledges, and liens for taxes, assessments, or other governmental charges of any kind, other than (a) any lien for taxes or governmental charges not yet payable, (b) any lien of the kinds normally incident to and resulting from the usual operations of the business in which Company is engaged and which secures claims not overdue and payable, (c) security interests in personal property, provided that they are limited to those that secure a portion of the purchase price of such property and the aggregate amount of all such liens does not exceed at any time $200,000.00, or (d) any lien in favor of the Bank, or (e) Permitted Liens as set forth on attached Exhibit D.

      Section 5.2. Liquidation and Merger. Company shall not liquidate, or discontinue or materially reduce its normal operations with intention to liquidate, shall not merge or consolidate with any corporation, partnership, or other entity, and shall not sell, lease, transfer, or otherwise dispose of all or any substantial part of its assets; provided, however, that the Company may enter into a merger transaction if, after giving effect to such merger, the Company is the surviving entity and the Company otherwise remains in compliance with all the covenants and other provisions of this Agreement.

                          Article 6. Events of Default

      The occurrence of any one or more of the following events constitutes a default by Company under this Agreement (herein called "Event of Default"), and thereupon and at any time thereafter, Bank may declare by written notice either delivered or mailed to Company the Note to be immediately due and payable, and upon any such declaration such principal and

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interest shall become and be forthwith due and payable without further notice, presentment, or demand of any kind, all of which are hereby expressly waived by Company; provided, however, that no written notice need be given with regard to the Events of Default set forth in Section 6.6 below:

      Section 6.1. Principal and Interest. Non-payment of any principal of or interest on the Note or of any other indebtedness or other obligation of Company to the Bank when due or within ten (10) calendar days thereafter.

      Section 6.2. Breach. A breach by Company of any provision or covenant of this Agreement or of document relating to any other obligation of Company to Bank, which shall not have been cured within thirty (30) days after Bank has mailed written notice thereof to Company.

      Section 6.3. Misrepresentation. If any representation or warranty made by Company or any officer thereof, herein or in any written statement or certificate now or later furnished by or for Company in connection herewith, shall prove untrue in any material respect as of the date upon which it was made.

      Section 6.4. Other Debt. If the Company fails to pay when due or within any contractual grace period any payment of principal or interest of any promissory note or other debt obligation of Company owed to any other person.

      Section 6.5. Termination of Business; Material Change. If the Company discontinues a material portion of its business, or if there occurs a material adverse change in the business, properties, or the condition or operations, financial or otherwise, of the Company.

      Section 6.6. Insolvency. If the Company shall discontinue business or (a) is adjudicated a bankrupt or insolvent under any law of any existing jurisdiction, domestic or foreign, or ceases, is unable, or admits in writing its inability, to pay its debts generally as they mature, or makes a general assignment for the benefit of creditors, (b) applies for, or consents to, the appointment of any receiver, trustee, or similar officer for it or for any substantial part of its property, or any such receiver, trustee, or similar officer is appointed without the application or consent of Company, and such appointment continues thereafter undischarged for a period of thirty (30) days,
(c) institutes, or consents to the institution of any bankruptcy, insolvency, reorganization, arrangement, readjustment or debt, dissolution, liquidation, or similar proceeding relating to it under the laws of any jurisdiction, (d) any such proceeding is instituted against Company and remains thereafter undismissed for a period of thirty (30) days, or (e) any judgment, writ, warrant of attachment or execution, or similar process is issued or levied against a substantial part of the property of Company and such judgment, writ, or similar process is not effectively stayed within thirty (30) days after its issue or levy, or any guarantor becomes deceased.

                            Article 7. Miscellaneous

      Section 7.1. Right of Set Off. In the event that the Company is, or is declared to be, in default under this Agreement pursuant to Article 6 above, the Bank has the right, in addition to all other rights and remedies available to it, to set off the unpaid balance of the Note or any other indebtedness payable to the Bank held by it against any debt owing the Company by the Bank, including, without limitation, any funds held by the Bank at any time, whether collected or in the

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process or collection, or in any time or demand deposit account maintained by the Company with the Bank, or any certificate of deposit issued by the Bank.

      Section 7.2. Notices. All written notices, requests, or other communications provided for in this Agreement must be addressed to the Company or the Bank, as the case may be, at their respective address set forth above, or at such other address as either party may designate to the other in writing. Such communication will be effective (i) if by telex, when such telex is transmitted and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the U.S. mail certified mail return receipt requested, or (iii) if given by other means, when delivered at the address specified in this Section 7.2. Notice shall be deemed to have been properly given to Company when delivered or deposited in certified or registered U.S. mail, postage prepaid, and addressed to Company at the address set forth above or such other address as Company may from time to time file with Bank.

      Section 7.3. No Waiver. The remedies in this Agreement are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Bank may be entitled. No failure or delay on the part of the Bank in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

      Section 7.4. Amendments. No waiver of any provision of this Agreement or the Note, or consent to departure therefrom, is effective unless in writing and signed by the Bank. No such consent or waiver extends beyond the particular case and purpose involved. No amendment to this Agreement is effective unless in writing and signed by the Company and the Bank.

      Section 7.5. Costs and Expenses. The Company agrees to pay all costs and expenses, including, but not limited to, reasonable fees and expenses of counsel, incurred by or for the account of the Bank in connection with the enforcement of the Loan Documents.

      Section 7.6. Construction. This Agreement and the Note will be governed and construed in accordance with the laws of the State of Ohio, without regard to principles of conflict of laws. Headings and titles herein are for convenience only and will not influence construction or interpretation.

      Section 7.7. Extension of Time. Whenever any payment hereunder or under the Note becomes due on a date which the Bank is not open for the transaction of business, such payment will be due on the next succeeding business day and such extension of time will be included in computing interest in connection with such payment.

      Section 7.8. Survival of Agreements; Relationship. All agreements, representations, and warranties made herein will survive the making of the Loan(s) hereunder and will bind and inure to the benefit of the Company and the Bank and their respective successors and assigns; provided, that no subsequent holder of the Note shall by reason of acquiring that Note become obligated to make any Loan hereunder and no successor to or assignee of the Company may borrow hereunder without the Bank's written assent. The relationship between the Company and the Bank with respect to this Agreement, the Note and any other Loan Document is and shall be solely that of debtor and creditor, respectively, and the Bank has no fiduciary obligation toward the Company with respect to any such document or the transactions contemplated thereby.

      Section 7.9. Severability. If any provision of this Agreement or the Note, or any action taken hereunder, or any application thereof, is for any reason held to be illegal or invalid, such illegality or invalidity shall not affect any other provision of this Agreement or the Note, each of which shall be construed and enforced without reference to such illegal or invalid portion and shall be deemed to be effective or taken in the manner and to the full extent permitted by law.

      Section 7.10. Entire Agreement. This Agreement, the Note and any other Loan Document integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

      Section 7.13. JURY TRIAL WAIVER. COMPANY AND BANK EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN BANK AND COMPANY ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT BETWEEN BANK AND COMPANY.

      IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be executed and delivered by their duly authorized officers as of the date set forth above.

COMPANY:                         NATIONAL INTERSTATE CORPORATION

                                 By: /s/ Gary N. Monda
                                     -------------------------------------

                                 Name: Gary N. Monda

                                 Title: Vice President and CFO

BANK:                            KEYBANK NATIONAL ASSOCIATION

                                 By: /s/ Jay P. McKelvey
                                     -------------------------------------
                                     Jay P. McKelvey, Senior Vice President

                                   EXHIBIT "A"

                                 PROMISSORY NOTE

$ 5,000,000.00                                                   August 28, 2002
                                                                 Cleveland, Ohio

      For value received, NATIONAL INTERSTATE CORPORATION (the "Company") promises to pay to the order of KEYBANK NATIONAL ASSOCIATION, Cleveland, Ohio, (the "Bank"), its successor and assigns, at its main office, on the date or dates and in the manner specified in Article 1 of the Loan Agreement (as defined below), the principal amount of the Loan as shown on any ledger or other record of the Bank, which shall be rebuttably presumptive evidence of the principal amount owing and unpaid on this Note.

      The Company promises to pay to the order of the Bank interest on the unpaid principal amount of the Loan made pursuant to the Loan Agreement from the date of such Loan until such principal amount is paid in full at such interest rate(s) and at such times as are specified in Article 1 of the Loan Agreement.

      This Note is the Note referred to in, and is entitled to the benefits of, the Term Loan Agreement by and between the Bank and the Company dated August 28, 2002, as the same may be hereafter amended from time to time (the "Loan Agreement"). Each defined term used in this Note shall have the meaning ascribed thereto in the Loan Agreement.

      This Note may be declared forthwith due and payable in the manner and with the effect provided in the Loan Agreement, which contains provisions for acceleration of the maturity hereof upon the happening of any Event of Default and also for prepayment on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

      The Company expressly waives presentment, demand, protest, and notice of dishonor.

      The Company authorizes any attorney-at-law to appear in any court of record in the State of Ohio or any other state or territory in the United States after this Note becomes due, whether by lapse of time or acceleration, waive the issuance and service of process, admit the maturity of this Note, confess judgment against the Company in favor of any holder of this Note for the amount then appearing due hereon together with interest thereon and costs of suit, and thereupon release all errors and waive all rights of appeal and stay of execution. The foregoing warrant of attorney shall survive any judgment, and if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain any additional judgment or judgments against the Company. Company agrees that the holder's attorney may confess judgment pursuant to the foregoing warrant of attorney. Company further agrees that the attorney confessing judgment pursuant to the foregoing warrant of attorney may receive a legal fee or other compensation from the holder.

      The Company acknowledges that this Note was signed in Cuyahoga County, in the State of Ohio.

      WARNING: BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

COMPANY:  NATIONAL INTERSTATE CORPORATION

By: /s/ Gary N. Monda                                         Exhibit____
    ---------------------
Name: Gary N. Monda
Title: Vice President and CFO

                                   EXHIBIT "B"

                          KEYBANK NATIONAL ASSOCIATION
                                      AND
                        NATIONAL INTERSTATE CORPORATION

                              List of Subsidiaries
                         Pursuant to Section 3.1 of the
                               Term Loan Agreement
                              Dated August 28, 2008

      American Highways Insurance Agency, Inc.
      Explorer RV Insurance Agency, Inc.
      Hudson Indemnity, Ltd.
      National Interstate Insurance Company
      National Interstate Insurance Agency, Inc.
      National Interstate Insurance Company of HI, Inc.
      Safety, Claims, and Litigation Services, Inc.

                                   EXHIBIT "C"

                          KEYBANK NATIONAL ASSOCIATION
                                      and
                        NATIONAL INTERSTATE CORPORATION

                               Financial Covenants
                         Pursuant to Section 4.9 of the
                               Term Loan Agreement
                              Dated August 28, 2008

LIQUIDITY RATIO: The Company shall maintain the ratio of (a) its cash plus investments plus premium receivables plus prepaid reinsurance premiums to (b) its total liabilities at no less than .85 to 1.00, calculated at end of each fiscal quarter, beginning with the quarter ending September 30, 2002.

ADJUSTED TANGIBLE CAPITAL: The Company shall maintain its Adjusted Tangible Capital at no less than $18,000,000.00 for the fiscal quarter ending June 30, 2002, and at no less than the sum $18,000,000.00 plus fifty percent (50%) of the Company's consolidated net earnings for each fiscal quarter ending after June 30, 2002, calculated at the end of each fiscal quarter, beginning with the quarter ending September 30, 2002.

      "Adjusted Tangible Capital" means Tangible Capital less investments in, advances to, promissory notes, and any receivables from, any affiliate or other related entity of Company. "Tangible Capital" means Tangible Net Worth plus Subordinated Debt. "Tangible Net Worth" means Company's total assets excluding all intangible assets (i.e., goodwill, trademarks, patents, copyrights, organizational expenses, and similar intangible items, but including leaseholds and leasehold improvements) less Total Debt. "Total Debt" means all of Company's liabilities including Subordinated Debt. "Subordinated Debt" means indebtedness and liabilities of Company which have been subordinated by written agreement to indebtedness owed by Company to Lender in form and substance acceptable to Lender.

CASH FLOW COVERAGE RATIO: The Company shall maintain its Cash Flow Coverage Ratio at no less than 2.00 to 1.00, calculated at the end of each fiscal quarter for the period of the previous four fiscal quarters, beginning with the quarter ending September 30, 2002.

      "Cash Flow Coverage Ratio" means (a) the sum of net income after tax distributions, plus depreciation and amortization, minus dividends, divided by (b) the sum of the current maturities of long term debt (including lease) plus treasury stock repurchases.

All calculations made concerning the above financial covenants shall be determined by generally accepted accounting principals as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, consistently applied.